Perrigo Reports Record Revenue, Earnings and Cash Flow From Operations for Fiscal 2011

-- Full-year revenue from continuing operations increased $487 million, or 21%, to a record $2.76 billion.

-- GAAP income from continuing operations for the full year increased 52% to $341 million, or $3.64 per share.

-- Adjusted income from continuing operations for the full year increased 34% to $375 million, or $4.01 per share.

-- Record full-year cash flow from operations of $374 million.

-- Management expects full-year fiscal 2012 GAAP diluted earnings per share from continuing operations to be in a range of $3.79 to $3.94 per share. This is an increase of 4% to 8% from fiscal 2011's $3.64 per share.

-- Management expects full-year fiscal 2012 adjusted diluted earnings from continuing operations to be in a range of $4.50 to $4.65 per share, an increase of 12% to 16% compared to fiscal 2011 adjusted diluted earnings per share.

ALLEGAN, Mich., Aug. 16, 2011 /PRNewswire/ -- Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its fourth quarter and full year ended June 25, 2011.

Perrigo's Chairman and CEO Joseph C. Papa commented, "For the fifth straight year, we delivered year-over-year record sales, earnings and cash flow from operations, while at the same time making meaningful investments in the facilities, production and people necessary to further enhance our own already high standards of excellent product quality. In addition, we announced the acquisition of Paddock Laboratories and the entry into blood glucose monitoring category that broaden our product offering. We are continuing along our strategic path in these challenging economic times to make quality healthcare more affordable to consumers around the globe."

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

The Company's reported results are summarized in the attached Consolidated Statements of Income, Balance Sheets and Cash Flows.

Perrigo Company (from continuing operations, in thousands, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers)

	Fourth Quarter		Fiscal Year
	2011	2010	2011	2010
Net Sales	$704,629	$619,760	$2,755,029	$2,268,150
Reported Income	$85,570	$49,001	$340,558	$224,434
Adjusted Income	$95,418	$71,539	$375,361	$281,095
Reported Diluted EPS	$0.91	$0.53	$3.64	$2.42
Adjusted Diluted EPS	$1.02	$0.77	$4.01	$3.03
Diluted Shares	93,853	92,948	93,529	92,845

Fourth Quarter Results

Net sales from continuing operations for the fourth quarter of fiscal 2011 were approximately $705 million, an increase of 14% compared to last year. Reported income from continuing operations was approximately $86 million, or $0.91 per share, a strong increase over $49 million, or $0.53 per share, a year ago. Excluding the charges outlined in Table I at the end of this release, fourth quarter fiscal 2011 adjusted income from continuing operations was $95 million, or $1.02 per share.

Fiscal Year Results

Net sales from continuing operations for fiscal 2011 were $2.76 billion, an increase of 21% over fiscal 2010. The increase was driven primarily by the acquisitions of PBM Holdings, Inc. (PBM) and Orion Laboratories Pty Ltd. (Orion), as well as $192 million in new product sales. Reported gross profit was $945 million, up by 27%, and reported gross margin was 34.3%, up from 32.9% last year. The gross margin improvement was driven primarily by new products and the acquisition of PBM. Reported operating margin increased 300 basis points to 17.8% and adjusted operating margin increased 160 basis points to 19.6%. Reported income from continuing operations was $341 million, an increase of 52%. Adjusted income from continuing operations was $375 million, or an increase of 34% from fiscal 2010.

Consumer Healthcare

Consumer Healthcare segment net sales in the fourth quarter were $434 million, compared with $399 million in the fourth quarter last year, an increase of $35 million or 9%. The increase resulted from $18 million of new product sales, $12 million of higher sales volumes of existing products and approximately $5 million due to the impact of favorable changes in foreign currency exchange rates. Reported gross profit was $133 million, compared to $131 million a year ago. Adjusted gross profit was $134 million compared to $133 million a year ago. Adjusted gross margin decreased 220 basis points to 31.0%, largely driven increased investments in quality systems and lower manufacturing efficiencies year over year due to production process redesigns. Reported operating income was $74 million, compared with $69 million a year ago, and adjusted operating income was approximately $77 million compared to approximately $71 million a year ago. Adjusted operating margin remained constant at 17.9% compared to last year.

For fiscal year 2011, Consumer Healthcare net sales increased $111 million or 7%, compared to fiscal 2010. The increase resulted from $51 million of higher sales volumes of existing products, primarily in the analgesics and cough/cold categories, $54 million of new product sales, and $22 million of sales attributable to the acquisition of Orion, as well as an approximate $7 million favorable impact from changes in foreign currency exchange rates. These increases were partially offset by a decline of $22 million in sales of existing products, primarily in the contract manufacturing and gastrointestinal categories. Reported gross profit was $531 million, compared to $523 million a year ago. Adjusted gross profit was $535 million, compared to $526 million a year ago. Adjusted gross margin decreased 180 basis points to 31.7%, driven by increased manufacturing and inventory costs related to quality improvement initiatives at our Michigan facilities. Reported operating income was $293 million, compared with $304 million a year ago, and adjusted operating income was approximately $303 million, compared to $310 million a year ago. Adjusted operating margin decreased 170 basis points to 18.0%.

On April 13, 2011, the Company announced that its partner, Teva Pharmaceutical Industries, Ltd. (Nasdaq: TEVA), received final over-the-counter (OTC) approval to sell and distribute fexofenadine HCl 60 mg and 180 mg tablets.

On May 2, 2011, the Company announced that it received final approval from the U.S. Food and Drug Administration (FDA) for its abbreviated new drug application (ANDA) for OTC Minoxidil Foam.

On May 16, 2011, the Company announced that it received final approval from the FDA for its ANDA for OTC Ranitidine 150 (regular and cool mint) and expects to launch early in its fiscal 2012.

Nutritionals

The Nutritionals segment fourth quarter net sales were $123 million, compared to $84 million last year, an increase of 47%. This increase was due to the inclusion of a full quarter of sales from the PBM acquisition. Reported gross profit was $37 million, compared to $15 million a year ago, while adjusted gross margin increased 190 basis points to 32.9%. This increase was also due to the PBM acquisition. Reported operating income was $12 million, up from a loss of $1 million a year ago. Adjusted operating income increased to approximately $18 million, up from $12 million a year ago, as the adjusted operating margin percentage remained flat at 14.3%.

For fiscal year 2011, Nutritionals net sales increased 94% to $503 million compared to $259 million in fiscal 2010 due to the PBM acquisition, which added incremental revenues of $283 million, including approximately $9 million in new product sales. New product sales within VMS (Vitamins, Minerals and Supplements) were approximately $8 million. The increase was offset by a decline of $46 million due primarily to SKU rationalization within VMS. Reported gross profit was $159 million, compared to approximately $39 million a year ago, while adjusted gross profit was $171 million, compared to $50 million a year ago. Adjusted gross margin increased 1,480 basis points to 34.0%, due largely to the acquisition of PBM, along with operational improvements within VMS. Reported operating income was $68 million, compared with $2 million a year ago, and adjusted operating income was $91 million, compared to $17 million a year ago. Adjusted operating margin increased 1,140 basis points to 18.1%.

Rx Pharmaceuticals

The Rx Pharmaceuticals segment fourth quarter net sales were $92 million, compared with $83 million a year ago, an increase of 12%. This increase was due primarily to new product sales of $10 million. Reported gross profit was $50 million, compared to approximately $31 million a year ago. Gross margin increased 1,760 basis points to 54.4% as a result of the Company switching from selling the authorized generic of imiquimod cream to its own product. Reported operating income was $38 million, an increase of $25 million from last year, and adjusted operating income was $41 million, compared to $21 million a year ago. Adjusted operating margin increased 1,910 basis points from last year to 44.6%.

For fiscal year 2011, net sales for the Rx Pharmaceuticals segment increased 45% over fiscal 2010 to $344 million from $238 million. The increase was due primarily to new product sales of $81 million, due largely to sales of the generic version of Aldara®, along with favorable pricing on select products. Reported gross profit was $163 million, compared to $108 million a year ago. Adjusted gross profit was $174 million, compared to $119 million a year ago. Adjusted gross margin increased 60 basis points to 50.7% due to new product sales, favorable pricing on select products, and gross profit from higher sales volumes of existing products. Reported operating income was $120 million, compared with approximately $49 million a year ago, and adjusted operating income was $131 million, compared to $78 million a year ago. Adjusted operating margin increased 520 basis points to 38.2%.

On May 18, 2011 the Company and its partner Synthon Pharmaceuticals, Inc. received tentative approval from the FDA for its ANDA for Levocetirizine Solution, 2.5 mg/5ml.

On June 15, 2011 the Company and its partner Teva announced that they began shipping Triamcinolone Acetonide Nasal Spray.

API

The API segment reported fourth quarter net sales of $37 million, compared with $39 million a year ago. Reported operating income decreased approximately $1 million to $6 million, while adjusted operating income decreased $2 million compared to last year. Adjusted operating margin decreased 500 basis points to 19.3%.

For fiscal year 2011, net sales increased 11% or $16 million over fiscal 2010, to $156 million. Reported operating income increased approximately $23 million over last year, and adjusted operating income increased $14 million over last year to $40 million. The increases were due largely to new product sales of $32 million, driven primarily by temozolomide sales in Europe. Sales were offset by decreased sales volumes of existing products, a decrease in revenues related to the sale of dossier agreements and unfavorable changes in foreign currency exchange rates. Adjusted operating margin increased 730 basis points to 25.9%.

Other

Continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, reported fourth quarter net sales of $18 million compared with $15 million a year ago. The segment reported adjusted operating income of $0.6 million, compared to $1 million a year ago. Net sales for fiscal 2011 increased 17% to $67 million, up from approximately $58 million a year ago. Adjusted operating income for the segment was $3 million compared to approximately $5 million for fiscal 2010.

Guidance

Chairman and CEO Joseph C. Papa concluded, "We had strong performance and execution across our businesses during fiscal 2011 and in fiscal 2012 we look to build on that success. We expect fiscal 2012 reported diluted earnings from continuing operations to be between $3.79 and $3.94 per share as compared to $3.64 in fiscal 2011. Excluding the charges outlined in Table III at the end of this release, we expect fiscal 2012 adjusted diluted earnings from continuing operations to be between $4.50 and $4.65 per share as compared to $4.01 in fiscal 2011. This new range implies a year-over-year growth rate of adjusted earnings from continuing operations of 12% to 16% over fiscal 2011 adjusted diluted earnings per share."

Perrigo will host a conference call to discuss fiscal 2011 fourth quarter and year end results at 10:00 a.m. (ET) on Tuesday, August 16. The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737 and reference ID# 84462142. A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Tuesday, August 16, 2011, until midnight Friday, September 2, 2011. To listen to the replay, call 800-642-1687, International 706-645-9291, access code 84462142.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, and active pharmaceutical ingredients (API). The Company is the world's largest manufacturer of OTC pharmaceutical products and infant formulas, both for the store brand market. The Company's primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico, the United Kingdom and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 25, 2011, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

		Fiscal Year
		2010	2009
		As Adjusted	As Adjusted
	2011	(Note 1)	(Note 1)
Net sales	$2,755,029	$2,268,150	$2,005,590
Cost of sales	1,810,159	1,521,917	1,408,490
Gross profit	944,870	746,233	597,100
Operating expenses
Distribution	34,684	28,322	24,090
Research and development	89,250	83,515	76,783
Selling and administration	329,698	269,974	231,813
Subtotal	453,632	381,811	332,686
Write-off of in-process research and development	-	19,000	279
Restructuring	1,033	9,523	14,647
Total	454,665	410,334	347,612
Operating income	490,205	335,899	249,488
Interest, net	42,312	28,415	26,995
Other (income) expense, net	(2,661)	(1,165)	1,108
Investment impairment	-	-	15,104
Income from continuing operations before income taxes	450,554	308,649	206,281
Income tax expense	109,996	84,215	63,452
Income from continuing operations	340,558	224,434	142,829
Income (loss) from discontinued operations, net of tax	(1,361)	(635)	2,704
Net income	$339,197	$223,799	$145,533
Earnings (loss) per share (1)
Basic
Continuing operations	$3.69	$2.46	$1.55
Discontinued operations	(0.01)	(0.01)	0.03
Basic earnings per share	$3.67	$2.45	$1.58
Diluted
Continuing operations	$3.64	$2.42	$1.53
Discontinued operations	(0.01)	(0.01)	0.03
Diluted earnings per share	$3.63	$2.41	$1.55
Weighted average shares outstanding
Basic	92,313	91,399	92,183
Diluted	93,529	92,845	93,629
Dividends declared per share	$0.2725	$0.2425	$0.2150

(1) The sum of individual per share amounts may not equal due to rounding.

See accompanying notes to consolidated financial statements.

PERRIGO COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands)

		June 26, 2010
		As Adjusted
Assets	June 25, 2011	(Note 1)
Current assets
Cash and cash equivalents	$310,104	$109,765
Restricted cash	-	400,000
Investment securities	-	559
Accounts receivable, net	477,851	359,809
Inventories	505,576	452,980
Current deferred income taxes	30,474	27,225
Income taxes refundable	370	14,439
Prepaid expenses and other current assets	50,350	30,549
Current assets of discontinued operations	2,568	7,375
Total current assets	1,377,293	1,402,701
Property and equipment
Land	39,868	37,215
Buildings	324,773	306,995
Machinery and equipment	641,157	540,959
	1,005,798	885,169
Less accumulated depreciation	(498,490)	(436,586)
	507,308	448,583

Goodwill and other indefinite-lived intangible assets	644,902	618,042
Other intangible assets, net	567,573	587,000
Non-current deferred income taxes	10,531	-
Other non-current assets	81,614	52,677
	$3,189,221	$3,109,003

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$343,278	$267,311
Short-term debt	2,770	9,000
Payroll and related taxes	81,455	79,219
Accrued customer programs	91,374	59,898
Accrued liabilities	57,514	90,046
Accrued income taxes	10,551	11,665
Current portion of long-term debt	15,000	400,000
Current liabilities of discontinued operations	4,093	5,370
Total current liabilities	606,035	922,509
Non-current liabilities
Long-term debt, less current portion	875,000	935,000
Non-current deferred income taxes	10,601	49,346
Other non-current liabilities	166,598	108,208
Total non-current liabilities	1,052,199	1,092,554
Shareholders' Equity
Controlling interest shareholders' equity:
Preferred stock, without par value, 10,000 shares authorized	-	-
Common stock, without par value, 200,000 shares authorized	467,661	428,457
Accumulated other comprehensive income	127,050	43,200
Retained earnings	934,333	620,439
	1,529,044	1,092,096
Noncontrolling interest	1,943	1,844
Total shareholders' equity	1,530,987	1,093,940
	$3,189,221	$3,109,003

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$7,837	$8,015
Working capital	$772,783	$478,187
Preferred stock, shares issued and outstanding	-	-
Common stock, shares issued and outstanding	92,778	91,694

See accompanying notes to consolidated financial statements.

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)

			Accumulated
	Common Stock		Other
	Issued		Comprehensive	Comprehensive	Retained
	Shares	Amount	Income (loss)	Income (loss)	Earnings
Balance at June 28, 2008	93,311	$488,537	$137,435	$236,638	$288,393
Net income	-	-	-	145,533	145,533
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial
instruments, net of $162 tax	-	-	300	300	-
Foreign currency translation adjustments	-	-	(91,399)	(91,399)	-
Change in fair value of investment securities	-	-	3,956	3,956	-
Adjustment to adopt ASC 320-10-65	-	-	(5,000)	(5,000)	5,000
Post-retirement liability adjustments, net of $214 tax	-	-	(398)	(398)	-
Issuance of common stock under:
Stock options	720	10,062	-	-	-
Restricted stock plan	14	-	-	-	-
Compensation for stock options	-	3,313	-	-	-
Compensation for restricted stock	-	7,040	-	-	-
Cash dividends, $0.215 per share	-	-	-	-	(19,957)
Tax effect from stock transactions	-	5,780	-	-	-
Repurchases of common stock	(1,836)	(62,489)	-	-	-
Balance at June 27, 2009	92,209	452,243	44,894	52,992	418,969
Net income	-	-	-	223,799	223,799
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial
instruments, net of $898 tax	-	-	1,668	1,668	-
Foreign currency translation adjustments	-	-	(2,362)	(2,362)	-
Change in fair value of investment securities	-	-	(568)	(568)	-
Post-retirement liability adjustments, net of $233 tax	-	-	(432)	(432)	-
Issuance of common stock under:
Stock options	1,347	21,444	-	-	-
Restricted stock plan	200	-	-	-	-
Compensation for stock options	-	3,854	-	-	-
Compensation for restricted stock	-	10,842	-	-	-
Cash dividends, $0.2425 per share	-	-	-	-	(22,329)
Tax effect from stock transactions	-	11,162	-	-	-
Repurchases of common stock	(2,062)	(71,088)	-	-	-
Balance at June 26, 2010	91,694	428,457	43,200	222,105	620,439
Net income	-	-	-	339,197	339,197
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial
instruments, net of $425 tax	-	-	(790)	(790)	-
Foreign currency translation adjustments	-	-	81,691	81,691	-
Change in fair value of investment securities	-	-	3,110	3,110	-
Post-retirement liability adjustments, net of $87 tax	-	-	(161)	(161)	-
Issuance of common stock under:
Stock options	781	14,341	-	-	-
Restricted stock plan	445	-	-	-	-
Compensation for stock options	-	3,794	-	-	-
Compensation for restricted stock	-	11,561	-	-	-
Cash dividends, $0.2725 per share	-	-	-	-	(25,303)
Tax effect from stock transactions	-	17,816	-	-	-
Repurchases of common stock	(142)	(8,308)	-	-	-
Balance at June 25, 2011	92,778	$467,661	$127,050	$423,047	$934,333

See accompanying notes to consolidated financial statements.

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year
		2010	2009
		As Adjusted	As Adjusted
	2011	(Note 1)	(Note 1)
Cash Flows From (For) Operating Activities
Net income	339,197	$223,799	$145,533
Adjustments to derive cash flows
Write-off of in-process research and development	-	19,000	279
Depreciation and amortization	102,941	74,104	71,297
Restructuring and asset impairment	1,033	9,523	31,351
Loss (gain) on sale of business	2,151	(750)	-
Share-based compensation	15,355	14,696	10,353
Income tax benefit from exercise of stock options	(623)	(1,302)	(3,490)
Excess tax benefit of stock transactions	(17,193)	(9,860)	(2,290)
Deferred income taxes	(57,904)	(12,585)	(1,185)
Subtotal	384,957	316,625	251,848
Changes in operating assets and liabilities, net of asset and business acquisitions and disposition
Accounts receivable	(107,235)	(21,766)	5,747
Inventories	(30,416)	(32,217)	6,776
Accounts payable	57,804	(1,558)	4,444
Payroll and related taxes	616	30,917	(20,351)
Accrued customer programs	31,440	5,142	1,124
Accrued liabilities	(32,335)	7,451	(12,371)
Accrued income taxes	56,216	26,310	7,553
Other	12,914	1,459	(5,013)
Subtotal	(10,996)	15,738	(12,091)
Net cash from operating activities	373,961	332,363	239,757
Cash Flows (For) From Investing Activities
Proceeds from sales of securities	560	-	-
Acquired research and development	-	(19,000)	-
Additions to property and equipment	(99,443)	(57,816)	(57,431)
(Return of) proceeds from sale of business	(3,558)	35,980	-
Acquisitions of assets	(10,750)	(10,262)	(1,000)
Acquisitions of businesses, net of cash acquired	2,624	(868,802)	(88,248)
Net cash for investing activities	(110,567)	(919,900)	(146,679)
Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(6,230)	(8,771)	(13,736)
Borrowings of long-term debt	150,000	625,000	-
Repayments of long-term debt	(195,000)	(165,000)	(31,380)
Deferred financing fees	(5,483)	(5,813)	-
Excess tax benefit of stock transactions	17,193	9,860	2,290
Issuance of common stock	14,341	21,444	10,062
Repurchase of common stock	(8,308)	(71,088)	(62,489)
Cash dividends	(25,303)	(22,329)	(19,957)
Net cash (for) from financing activities	(58,790)	383,303	(115,210)
Effect of exchange rate changes on cash	(4,265)	(3,643)	2,361
Net increase (decrease) in cash and cash equivalents	200,339	(207,877)	(19,771)
Cash and cash equivalents of continuing operations, beginning of period	109,765	317,638	337,405
Cash balance of discontinued operations, beginning of period	-	4	8
Cash and cash equivalents, end of period	310,104	109,765	317,642
Less cash balance of discontinued operations, end of period	-	-	(4)
Cash and cash equivalents of continuing operations, end of period	310,104	$109,765	$317,638
Supplemental Disclosures of Cash Flow Information
Cash paid/received during the year for:
Interest paid	47,455	$53,557	$48,202
Interest received	3,726	$21,392	$24,258
Income taxes paid	115,627	$77,420	$73,276
Income taxes refunded	1,440	$1,433	$11,283

See accompanying notes to consolidated financial statements.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 704,629	$ -		$ 704,629	$ 619,760	$ -		$ 619,760	14%	14%
Cost of sales	462,295	8,392	(a)	453,903	421,759	15,719	(a,e)	406,040	10%	12%
Gross profit	242,334	8,392		250,726	198,001	15,719		213,720	22%	17%

Operating expenses
Distribution	8,962	-		8,962	6,848	-		6,848	31%	31%
Research and development	23,408	-		23,408	26,362	-		26,362	(11)%	(11)%
Selling and administration	85,645	4,854	(a,b)	80,791	81,157	7,985	(a,f)	73,172	6%	10%
Write-off of in-process research and development	-	-		-	5,000	5,000	(g)	-	(100)%	-
Restructuring	1,033	1,033	(c)	-	2,049	2,049	(h)	-	(50)%	-
Total	119,048	5,887		113,161	121,416	15,034		106,382

Operating income	123,286	14,279		137,565	76,585	30,753		107,338	61%	28%
Interest, net	10,594	-		10,594	10,546	2,800	(i)	7,746	0%	37%
Other (income) expense, net	(716)	-		(716)	521	-		521	-	-
Income from continuing operations before income taxes	113,408	14,279		127,687	65,518	33,553		99,071	73%	29%
Income tax expense	27,838	4,431	(d)	32,269	16,517	11,015	(d)	27,532	69%	17%
Income from continuing operations	$ 85,570	$ 9,848		$ 95,418	$ 49,001	$ 22,538		$ 71,539	75%	33%

Diluted earnings per share from continuing operations	$ 0.91			$ 1.02	$ 0.53			$ 0.77	72%	32%

Diluted weighted average shares outstanding	93,853			93,853	92,948			92,948

Selected ratios as a percentage of net sales
Gross profit	34.4%			35.6%	31.9%			34.5%
Operating expenses	16.9%			16.1%	19.6%			17.2%
Operating income	17.5%			19.5%	12.4%			17.3%

	Fiscal Year Ended
Consolidated	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 2,755,029	$ -		$ 2,755,029	$ 2,268,150	$ -		$ 2,268,150	21%	21%
Cost of sales	1,810,159	30,663	(a)	1,779,496	1,521,917	29,640	(a,k)	1,492,277	19%	19%
Gross profit	944,870	30,663		975,533	746,233	29,640		775,873	27%	26%

Operating expenses
Distribution	34,684	-		34,684	28,322	-		28,322	22%	22%
Research and development	89,250	-		89,250	83,515	-		83,515	7%	7%
Selling and administration	329,698	19,358	(a,j)	310,340	269,974	14,580	(a,l)	255,394	22%	22%
Write-off of in-process research and development	-	-		-	19,000	19,000	(g)	-	(100)%	-
Restructuring	1,033	1,033	(c)	-	9,523	9,523	(m)	-	(89)%	-
Total	454,665	20,391		434,274	410,334	43,103		367,231

Operating income	490,205	51,054		541,259	335,899	72,743		408,642	46%	32%
Interest, net	42,312	-		42,312	28,415	3,500	(i)	24,915	49%	70%
Other income, net	(2,661)	-		(2,661)	(1,165)	-		(1,165)	128%	128%
Income from continuing operations before income taxes	450,554	51,054		501,608	308,649	76,243		384,892	46%	30%
Income tax expense	109,996	16,251	(d)	126,247	84,215	19,582	(d)	103,797	31%	22%
Income from continuing operations	$ 340,558	$ 34,803		$ 375,361	$ 224,434	$ 56,661		$ 281,095	52%	34%

Diluted earnings per share from continuing operations	$ 3.64			$ 4.01	$ 2.42			$ 3.03	50%	32%

Diluted weighted average shares outstanding	93,529			93,529	92,845			92,845

Selected ratios as a percentage of net sales
Gross profit	34.3%			35.4%	32.9%			34.2%
Operating expenses	16.5%			15.8%	18.1%			16.2%
Operating income	17.8%			19.6%	14.8%			18.0%

(a) Deal-related amortization
(b) Acquisition costs of $832
(c) Restructuring charges related to Florida
(d) Total tax effect for non-GAAP pre-tax adjustments
(e) Inventory step-ups of $9,873
(f) Acquisition costs of $5,137
(g) Write-off of in-process R&D related to acquired ANDAs
(h) Restructuring charges related to Germany
(i) Acquisition costs
(j) Acquisition costs of $3,243
(k) Inventory step-ups of $10,904
(l) Acquisition costs of $8,189
(m) Restructuring charges related to Germany and Florida

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

Three Months Ended
Consumer Healthcare	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 433,813	$ -		$ 433,813	$ 398,863	$ -		$ 398,863	9%	9%
Cost of sales	300,429	1,031	(a)	299,398	267,381	1,051	(a,c)	266,330	12%	12%
Gross profit	133,384	1,031		134,415	131,482	1,051		132,533	1%	1%
Operating expenses	59,204	2,265	(a,b)	56,939	62,137	1,082	(a)	61,055	(5)%	(7)%
Operating income	$ 74,180	$ 3,296		$ 77,476	$ 69,345	$ 2,133		$ 71,478	7%	8%

Selected ratios as a percentage of net sales
Gross profit	30.7%			31.0%	33.0%			33.2%
Operating expenses	13.6%			13.1%	15.6%			15.3%
Operating income	17.1%			17.9%	17.4%			17.9%

	Fiscal Year Ended
Consumer Healthcare	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 1,684,938	$ -		$ 1,684,938	$ 1,573,749	$ -		$ 1,573,749	7%	7%
Cost of sales	1,153,548	3,445	(a)	1,150,103	1,050,340	3,079	(a,c)	1,047,261	10%	10%
Gross profit	531,390	3,445		534,835	523,409	3,079		526,488	2%	2%
Operating expenses	238,293	5,975	(a,b)	232,318	219,732	3,290	(a)	216,442	8%	7%
Operating income	$ 293,097	$ 9,420		$ 302,517	$ 303,677	$ 6,369		$ 310,046	(3)%	(2)%

Selected ratios as a percentage of net sales
Gross profit	31.5%			31.7%	33.3%			33.5%
Operating expenses	14.1%			13.8%	14.0%			13.8%
Operating income	17.4%			18.0%	19.3%			19.7%

	Three Months Ended
Nutritionals	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 123,130	$ -		$ 123,130	$ 83,751	$ -		$ 83,751	47%	47%
Cost of sales	85,668	3,000	(a)	82,668	69,102	11,296	(a,d)	57,806	24%	43%
Gross profit	37,462	3,000		40,462	14,649	11,296		25,945	156%	56%
Operating expenses	25,596	2,789	(a)	22,807	15,751	1,766	(a)	13,985	63%	63%
Operating income (loss)	$ 11,866	$ 5,789		$ 17,655	$ (1,102)	$ 13,062		$ 11,960	-	48%

Selected ratios as a percentage of net sales
Gross profit	30.4%			32.9%	17.5%			31.0%
Operating expenses	20.8%			18.5%	18.8%			16.7%
Operating income (loss)	9.6%			14.3%	(1.3)%			14.3%

Fiscal Year Ended
Nutritionals	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 503,349	$ -		$ 503,349	$ 259,275	$ -		$ 259,275	94%	94%
Cost of sales	343,997	11,999	(a)	331,998	220,671	11,296	(a,d)	209,375	56%	59%
Gross profit	159,352	11,999		171,351	38,604	11,296		49,900	313%	243%
Operating expenses	91,312	11,173	(a)	80,139	36,347	3,814	(a,e)	32,533	151%	146%
Operating income	$ 68,040	$ 23,172		$ 91,212	$ 2,257	$ 15,110		$ 17,367	2,915%	425%

Selected ratios as a percentage of net sales
Gross profit	31.7%			34.0%	14.9%			19.2%
Operating expenses	18.1%			15.9%	14.0%			12.5%
Operating income	13.5%			18.1%	0.9%			6.7%

Three Months Ended
Rx Pharmaceuticals	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 92,467	$ -		$ 92,467	$ 82,875	$ -		$ 82,875	12%	12%
Cost of sales	42,155	2,923	(a)	39,232	52,374	2,463	(a)	49,911	(20)%	(21)%
Gross profit	50,312	2,923		53,235	30,501	2,463		32,964	65%	61%
Operating expenses	12,039	-		12,039	16,843	5,000	(a,f)	11,843	(29)%	2%
Operating income	$ 38,273	$ 2,923		$ 41,196	$ 13,658	$ 7,463		$ 21,121	180%	95%

Selected ratios as a percentage of net sales
Gross profit	54.4%			57.6%	36.8%			39.8%
Operating expenses	13.0%			13.0%	20.3%			14.3%
Operating income	41.4%			44.6%	16.5%			25.5%

(a) Deal-related amortization
(b) Restructuring charges of $1,033 related to Florida
(c) Inventory step-up of $471
(d) Inventory step-up of $9,402
(e) Restructuring charges of $699 related to Florida
(f) Write-off of in-process R&D related to acquired ANDAs
(g) Restructuring charges related to Germany
(h) Inventory step-ups of $1,031

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

Fiscal Year Ended
Rx Pharmaceuticals	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 343,717	$ -		$ 343,717	$ 237,569	$ -		$ 237,569	45%	45%
Cost of sales	180,345	10,958	(a)	169,387	129,441	10,800	(a)	118,641	39%	43%
Gross profit	163,372	10,958		174,330	108,128	10,800		118,928	51%	47%
Operating expenses	43,008	-		43,008	59,625	19,000	(f)	40,625	(28)%	6%
Operating income	$ 120,364	$ 10,958		$ 131,322	$ 48,503	$ 29,800		$ 78,303	148%	68%

Selected ratios as a percentage of net sales
Gross profit	47.5%			50.7%	45.5%			50.1%
Operating expenses	12.5%			12.5%	25.1%			17.1%
Operating income	35.0%			38.2%	20.4%			33.0%

	Three Months Ended
API	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 36,817	$ -		$ 36,817	$ 38,986	$ -		$ 38,986	(6)%	(6)%
Cost of sales	21,887	976	(a)	20,911	23,115	494	(a)	22,621	(5)%	(8)%
Gross profit	14,930	976		15,906	15,871	494		16,365	(6)%	(3)%
Operating expenses	8,784	-		8,784	8,940	2,049	(g)	6,891	(2)%	27%
Operating income	$ 6,146	$ 976		$ 7,122	$ 6,931	$ 2,543		$ 9,474	(11)%	(25)%

Selected ratios as a percentage of net sales
Gross profit	40.6%			43.2%	40.7%			42.0%
Operating expenses	23.9%			23.9%	22.9%			17.7%
Operating income	16.7%			19.3%	17.8%			24.3%

Fiscal Year Ended
API	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 155,717	$ -		$ 155,717	$ 139,980	$ -		$ 139,980	11%	11%
Cost of sales	87,317	2,503	(a)	84,814	84,499	1,980	(a)	82,519	3%	3%
Gross profit	68,400	2,503		70,903	55,481	1,980		57,461	23%	23%
Operating expenses	30,581	-		30,581	40,169	8,810	(a,g)	31,359	(24)%	(2)%
Operating income	$ 37,819	$ 2,503		$ 40,322	$ 15,312	$ 10,790		$ 26,102	147%	54%

Selected ratios as a percentage of net sales
Gross profit	43.9%			45.5%	39.6%			41.0%
Operating expenses	19.6%			19.6%	28.7%			22.4%
Operating income	24.3%			25.9%	10.9%			18.6%

	Three Months Ended
Other	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 18,402	$ -		$ 18,402	$ 15,285	$ -		$ 15,285	20%	20%
Cost of sales	12,156	462	(a)	11,694	9,787	414	(a)	9,373	24%	25%
Gross profit	6,246	462		6,708	5,498	414		5,912	14%	13%
Operating expenses	6,078	-		6,078	4,896	-		4,896	24%	24%
Operating income	$ 168	$ 462		$ 630	$ 602	$ 414		$ 1,016	(72)%	(38)%

Selected ratios as a percentage of net sales
Gross profit	33.9%			36.5%	36.0%			38.7%
Operating expenses	33.0%			33.0%	32.0%			32.0%
Operating income	0.9%			3.4%	3.9%			6.6%

	Fiscal Year Ended
Other	June 25, 2011				June 26, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 67,308	$ -		$ 67,308	$ 57,577	$ -		$ 57,577	17%	17%
Cost of sales	44,952	1,758	(a)	43,194	36,966	2,485	(a,h)	34,481	22%	25%
Gross profit	22,356	1,758		24,114	20,611	2,485		23,096	8%	4%
Operating expenses	21,090	-		21,090	18,410	-		18,410	15%	15%
Operating income	$ 1,266	$ 1,758		$ 3,024	$ 2,201	$ 2,485		$ 4,686	(42)%	(35)%

Selected ratios as a percentage of net sales
Gross profit	33.2%			35.8%	35.8%			40.1%
Operating expenses	31.3%			31.3%	32.0%			32.0%
Operating income	1.9%			4.5%	3.8%			8.1%

(a) Deal-related amortization
(b) Restructuring charges of $1,033 related to Florida
(c) Inventory step-up of $471
(d) Inventory step-up of $9,402
(e) Restructuring charges of $699 related to Florida
(f) Write-off of in-process R&D related to acquired ANDAs
(g) Restructuring charges related to Germany
(h) Inventory step-ups of $1,031

Table III
PERRIGO COMPANY
FY 2012 GUIDANCE AND FY 2011 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Fiscal 2012 Guidance*
FY12 reported diluted EPS from continuing operations range	$3.79 - $3.94
Deal-related amortization (1)	0.54
Charge associated with inventory step-up	0.11
Charges associated with acquisition-related costs	0.06
FY12 adjusted diluted EPS from continuing operations range	$4.50 - $4.65

Fiscal 2011*
FY11 reported diluted EPS from continuing operations	$3.64
Deal-related amortization (1)	0.34
Charges associated with acquisition-related costs	0.02
Charges associated with restructuring	0.01
FY11 adjusted diluted EPS from continuing operations	$4.01

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com, or Bradley Joseph, Senior Manager, Investor Relations and Communication, +1-269-686-3373, bradley.joseph@perrigo.com